 Exhibit 99.1

FORM 3
JOINT FILER INFORMATION

Name of "Reporting Persons": Norwest Venture Partners XI, LP
     Norwest Venture Partners XII, LP
     Promod Haque
     Matthew D. Howard
     Jeffrey Crowe

Address:    525 University Avenue, Suite 800
     Palo Alto, CA  94301

Designated Filer:   Norwest Venture Partners XI, LP

Issuer and Ticker Symbol:  Intersect ENT, Inc. (XENT)

Date of Earliest Transaction:  July 23, 2014

Promod Haque, Matthew D. Howard and Jeffrey Crowe are Joint Filers with Norwest Venture Partners XI, LP ("NVP XI") and Norwest Venture Partners XII, LP ("NVP XII") and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 3.

Mssrs. Haque, Howard and Crowe are Co-Chief Executive Officers of NVP Associates, LLC ("NVP Associates"), the managing member of the general partner of NVP XI and NVP XII.  By virtue of such position, Mssrs. Haque, Howard and Crowe may be deemed to beneficially own the shares held of record by NVP XI and NVP XII.

All Reporting Persons disclaim beneficial ownership of shares of Intersect ENT, Inc. stock held by each other Reporting Person, except to the extent of their respective pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owners of all of the equity securities covered by this statement.

Each of the Reporting Persons listed above hereby designates NVP XI and NVP XII as its designated filer of Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder.

      NORWEST VENTURE PARTNERS XI, LP
      By:  Genesis VC Partners XI, LLC
       Its General Partner
      By:  NVP Associates, LLC
       Its Managing Member

      By: /s/ Kurt Betcher
      Its Chief Financial Officer

      NORWEST VENTURE PARTNERS XII, LP
      By:  Genesis VC Partners XII, LLC
       Its General Partner
      By:  NVP Associates, LLC
       Its Managing Member

      By: /s/ Kurt Betcher
      Its Chief Financial Officer

      By: /s/ Kurt Betcher
PROMOD HAQUE
By: Kurt L. Betcher, as Attorney-in-Fact

      By: /s/ Kurt Betcher
MATTHEW D. HOWARD
By: Kurt L. Betcher, as Attorney-in-Fact

                                    By: /s/ Kurt Betcher
                                    JEFFREY CROWE
                                    By: Kurt L. Betcher, as Attorney-in-Fact